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                                                                 Exhibit (a)(10)



NATIONAL CITY                                          NATIONAL CITY CORPORATION
                                                                   P.O. Box 5756
                                                        Cleveland, OH 44101-0756

FOR INFORMATION CONTACT:                                            NEWS RELEASE

                              Thomas A. Richlovsky
                              Senior Vice President and Treasurer
                              (216) 575-2126

                              For Immediate Release

                     NATIONAL CITY ANNOUNCES RESULTS OF ITS
                     --------------------------------------
                   TENDER OFFER FOR NATIONAL PROCESSING, INC.
                   ------------------------------------------

         CLEVELAND, Ohio--July 27, 1999--National City Corporation (NYSE:NCC) today announced that less than half of the publicly traded common shares of National Processing, Inc. (NYSE:NAP) not owned by National City had been tendered in response to its offer to purchase all such outstanding shares for $9.50 per share. National City currently owns approximately 88% of National Processing, Inc.'s outstanding common shares.

         The offer was conditioned upon acceptance by a majority of the outstanding shares not currently owned by National City. Since this condition was not met, National City has terminated the offer and will not purchase any shares pursuant to the offer.

         National City Corporation is an $84 billion diversified financial services company headquartered in Cleveland, Ohio. National City operates banks and other financial services subsidiaries principally in Ohio, Michigan, Pennsylvania, Indiana, Kentucky, and Illinois.